UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 17, 2012

LITHIUM EXPLORATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-175883	06-1781911
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3200 N. Hayden Road, Suite 235, Scottsdale, Arizona	85251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (480) 641-4790

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement

On September 17, 2012, we entered into an agreement to modify the securities purchase agreements, we originally entered into with Hagen Investments Ltd. (“Hagen”), dated June 29, 2011 and March 28, 2012, whereby Hagen acquired warrants and convertible debentures to purchase shares of our common stock. The parties have agreed to reduce the exercise price of the warrant and to reduce the conversion price of the debenture from the prices set forth in the original securities purchase agreements.

The pricing mechanisms of the warrant and the convertible debenture in the original securities purchase agreements has been amended such that the exercise price per share of the common stock under the Warrant shall be $0.20, subject to adjustment, and the conversion price of the debenture shall be the lesser of (i) sixty five percent (65%) of the lowest reported sale price of the Common Stock for the twenty trading days immediately prior to the Conversion Date, or (ii) $0.20.

Excluding the modifications to the exercise price of the warrant and to reduce the conversion price of the debenture, the original securities purchase agreements, dated June 29, 2011 and March 28, 2012, will remain un-amended and in full force and effect.

The description of the agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the agreement is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01          Financial Statement and Exhibits

10.1	Agreement Between Lithium Exploration Group, Inc. and Hagen Investments Ltd. dated September 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM EXPLORATION GROUP, INC.

/s/ Alexander Walsh
Alexander Walsh
President and Director
Dated: September 17, 2012